Exhibit 99.1

11730 Plaza America, Suite 700

Reston, VA 20190

News Release

Investor Contact	Media Contact
Lawrence Delaney, Jr.	Joelle Shreves
Investor Relations Counsel	Director of Marketing & Corporate Communications
(714) 734-5142	(703) 707-6904

NCI Reports Second Quarter 2015 Financial and Operating Results

•	Second quarter revenue of $86 million at upper end of guidance range;

•	EPS of $0.22 exceeds high end of guidance;

•	NCI issues guidance for third quarter of 2015 and updates guidance for full fiscal year; and

•	Company announces executive management changes effective October 1, 2015.

RESTON, VA, July 29, 2015 – NCI, Inc. (NASDAQ: NCIT), a leading provider of information technology (IT) and professional services and solutions to U.S. Federal Government agencies, today announced its financial and operating results for the second quarter ended June 30, 2015.

Second quarter 2015 revenue was at the high end of management’s guidance range issued last quarter, while diluted EPS was $0.02 above the high end of the guidance range.

Second Quarter 2015 Results

For the three months ended June 30, 2015, revenue increased by 10.2%, or $8.0 million, over the same period a year ago. This increase in revenue is principally due to revenues derived from the company’s acquisition of Computech as well as new awards. The increase was partially offset by completed contracts and reductions in staffing and scope of work on certain contracts.

NCI’s PEO Soldier contract accounted for $8.2 million, or 9.6% of revenue, in the second quarter of 2015, down $1.8 million from $10.0 million, or 12.8% of revenue, in the second quarter of 2014.

Earnings before interest, taxes, depreciation and amortization (EBITDA)1 for the quarter was $7.2 million, or 8.4% of revenue, compared with $5.6 million, or 7.1% of revenue, in 2014. EBITDA and EBITDA margin for the second quarter of 2015 improved primarily as a result of higher-margin revenue from the acquisition of Computech and lower stock compensation expense, partially offset by higher business development costs and acquisition- and integration-related expenses.

Operating income for the second quarter of 2015 was $5.3 million compared with $4.1 million for the second quarter of 2014. Operating margin for the second quarter of 2015 was 6.2% compared with 5.3% for the second quarter of 2014. Operating income and margin increased as a result of the factors affecting EBITDA and EBITDA margin, partially offset by amortization of purchased intangibles from the Computech acquisition.

Net income for the second quarter of 2015 was $3.0 million compared with $2.4 million for the second quarter of 2014. Net income increased due to the factors affecting operating income, partially offset by higher interest expense associated with borrowings to fund the Computech acquisition. Diluted EPS for the second quarter of 2015 was $0.22 compared with $0.18 for the second quarter of 2014.

Days sales outstanding (DSO) was 60 days as of June 30, 2015, compared with 59 days at March 31, 2015, and 65 days at December 31, 2014.

Cash flow provided by operating activities for the six months ended June 30, 2015, was $14.0 million, $7.8 million of which was generated in the second quarter. Subtracting capital expenditures of approximately $0.9 million resulted in free cash flow of $13.1 million for the six months ended June 30, 2015, or 2.4 times net income.

[1]	NCI believes that information concerning EBITDA enhances overall understanding of its current financial performance, especially the enhanced margins and profitability of the company after its acquisition of Computech, Inc. on January 1, 2015. NCI computes EBITDA, which is a non-GAAP financial measure, as reflected in the reconciliation table below.

NCI reported total backlog at June 30, 2015, of $330 million, of which $132 million was funded, compared with total backlog at December 31, 2014, of $410 million, of which $184 million was funded. Bookings for the second quarter were $24 million, equating to 0.3 times revenue.

Changes to Executive Management

As reported in the announcement issued earlier today, NCI’s Chairman and CEO Charles K. Narang will be relinquishing his duties as CEO and will remain chairman. This is effective as of October 1, 2015. The board of directors will name Brian Clark, currently NCI’s president, as CEO of NCI at its next scheduled meeting on July 30, 2015.

Management’s Outlook

Based on the company’s current contract backlog and management’s estimate of future tasking and contract awards, NCI is issuing guidance for its third quarter and updating guidance for full fiscal year 2015. The table below represents management’s current expectations about future financial performance based on information available at this time:

	Third Quarter Fiscal Year 2015 Ending September 30, 2015	Fiscal Year Ending December 31, 2015
Revenue	$80 million–$86 million	$327 million–$343 million
Diluted EPS	$0.18–$0.20	$0.76–$0.82
Diluted share count	13.6 million	13.6 million

“NCI continued to post excellent operating results in the second quarter of 2015,” said NCI’s Chairman and CEO Charles K. Narang. “We continue to see the benefit of higher margins from Computech’s revenue base of agile software development and big data projects. Bookings continued to lag, but we are beginning to see some traction with smaller awards – both recompetes and new wins.

“I will continue to be involved with day-to-day operations during the transition to my role as NCI’s chairman on October 1. Thereafter, I will assume a more high-level, strategic role as we explore new options for the company. I am confident that under Brian’s leadership, NCI will explore avenues of growth that include acquisitions and other options to enhance shareholder value.”

“We’re on track to submit aggregate bids of approximately $2 billion during 2015. In addition, our win rates are improving for both new awards and recompetes, as recent award announcements have demonstrated,” said NCI’s president, Brian J. Clark. “The quality of NCI’s pipeline remains healthy as we qualify new potential awards that align even more closely to our core competencies.

“As CEO, I will continue to focus the company on winning new awards that individually and collectively would be transformational for NCI. As Charles noted, we also will explore various new strategic options for the company. We will provide more detail on these options at the appropriate time.”

Conference Call Information

As previously announced, NCI will conduct a conference call today at 4:30 p.m. EDT to discuss second quarter 2015 results and issue guidance for the third quarter and fiscal year 2015.

Analysts and institutional investors may listen to the conference call by dialing (888) 359-3624 (United States/Canada) or (719) 325-2420 (international) with pass code 2605882. The conference call will be provided simultaneously as a webcast through a link on the NCI website (www.nciinc.com).

A replay of the conference call will be available approximately two hours after the conclusion of the call through August 5, 2015, by dialing (877) 870-5176 (United States/Canada) or (858) 384-5517 (international) and entering pass code 2605882.

About NCI, Inc.:

NCI is a leading provider of enterprise solutions and services to U.S. defense, intelligence, health care and civilian government agencies. The company has the expertise and proven track record to solve its customers’ most important and complex mission challenges through technology and innovation. NCI’s team of highly skilled professionals focuses on delivering cost-effective solutions and services in the areas of agile software application and systems development/integration; cybersecurity and information assurance; engineering and logistics support; enterprise information management and advanced analytics; cloud computing and IT infrastructure optimization; health IT and medical support; IT service management; and modeling, simulation and training. Headquartered in Reston, Virginia, NCI has more than 1,800 employees operating at more than 100 locations worldwide. NCI: Trust. Integrity. Performance. For more information, visit www.nciinc.com or email investor@nciinc.com. Like us on Facebook and follow us on Twitter (@nciinc_) and LinkedIn.

Forward-Looking Statement: Statements and assumptions made in this press release that do not address historical facts constitute “forward-looking” statements that NCI believes to be within the definition in the Private Securities Litigation Reform Act of 1995 and involve risks and uncertainties, many of which are outside of our control. Words such as “may,” “will,” “intends,” “should,” “expects,” “plans,” “projects,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” or “opportunity,” or the negative of these terms or words of similar import are intended to identify forward-looking statements.

Such statements are subject to factors that could cause actual results to differ materially from anticipated results. The factors that could cause actual results to differ materially from those anticipated include, but are not limited to, the following: our dependence on our contracts with Federal Government agencies, particularly within the U.S. Department of Defense, for substantially all of our revenue; a reduction in the overall U.S. Defense budget, volatility in spending authorizations for Defense- and Intelligence-related programs by the U.S. Federal Government or a shift in spending to programs in areas where we do not currently provide services; Federal Government shutdowns (such as that which occurred during the Federal Government’s 1996 and 2014 fiscal years), other delays in the Federal Government appropriations process, or budgetary cuts resulting from Congressional committee recommendations or automatic sequestration under the Budget Control Act of 2011 (as amended by the American Taxpayer Relief Act of 2012 and the Consolidated Appropriations Act of 2014), risk of contract performance or termination; failure to achieve contract awards in connection with recompetes for present business and/or competition for new business; adverse results of Federal Government audits of our government contracts; Government contract procurement (such as bid protest, small business set asides, etc.) and termination risks; competitive factors such as pricing pressures and competition to hire and retain employees (particularly those with security clearances); Federal Government agencies awarding contracts on a technically acceptable/lowest cost basis in order to reduce expenditures; failure to successfully identify and integrate future acquired companies or businesses into our operations or to realize any accretive or synergistic effects from such acquisitions or to effectively integrate acquisitions appropriate to the achievement of our strategic plans; economic conditions in the United States, including conditions that result from terrorist activities or war; material changes in laws or regulations applicable to our businesses, particularly legislation affecting (i) government contracts for services, (ii) outsourcing of activities that have been performed by the government, (iii) government contracts containing organizational conflict of interest (OCI) clauses, (iv) delays related to agency specific funding freezes, (v) competition for task orders under Government Wide Acquisition Contracts (GWACs), agency-specific Indefinite Delivery/Indefinite Quantity (IDIQ) contracts and/or schedule contracts with the General Services Administration; and (vi) our own ability to achieve the objectives of near-term or long-range business plans, including internal systems failures. These and other risk factors are more fully discussed in the section titled “Risk Factors” in NCI’s Form 10-K filed with the Securities and Exchange Commission (SEC), and from time to time, in other filings with the SEC, such as our Forms 8-K and Forms 10-Q.

Any projections of revenue, margins, expenses, earnings, tax provisions, cash flows, benefit obligations, or share repurchases, and any statements of the plans, strategies and objectives of management for future operations, the execution of cost reduction programs, and restructuring and integration plans are also subject to factors that could cause actual results to differ materially from anticipated results.

The forward-looking statements included in this news release are only made as of the date of this news release, and NCI undertakes no obligation to publicly update any of the forward-looking statements made herein, whether as a result of new information, subsequent events or circumstances, or changes in expectations or otherwise.

NCI, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(UNAUDITED)

(in thousands, except per share data)

	Three months ended June 30,		Six months ended June 30,
	2015	2014	2015	2014

Revenue	$85,799	$77,845	$166,767	$166,929

Operating expenses:
Cost of revenue	71,553	65,929	139,155	143,932
General and administrative expenses	6,866	6,364	13,495	13,763
Depreciation and amortization	1,892	1,450	3,981	2,899
Acquisition and integration related expenses	192	—	422	—

Total operating expenses	80,503	73,743	157,053	160,594

Operating income	5,296	4,102	9,714	6,335
Interest expense, net	221	82	459	208

Income before income taxes	5,075	4,020	9,255	6,127
Provision for income taxes	2,029	1,594	3,804	2,460

Net income	$3,046	$2,426	$5,451	$3,667

Earnings per common and common equivalent share:
Basic:
Weighted average shares outstanding	13,013	12,886	12,991	12,866

Net income per share	$0.23	$0.19	$0.42	$0.28

Diluted:

Weighted average shares outstanding	13,603	13,467	13,604	13,453

Net income per share	$0.22	$0.18	$0.40	$0.27

Cash dividend declared and paid per share	$—	—	$0.12	—

NCI, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

(in thousands, except par value)

	As of June 30, 2015	As of December 31, 2014
Assets:
Current assets:
Cash and cash equivalents	$407	$25,819
Accounts receivable, net	56,987	52,856
Deferred tax assets, net	3,942	3,950
Prepaid expenses and other current assets	3,718	3,382

Total current assets	65,054	86,007

Property and equipment, net	6,538	7,371
Other assets	1,644	1,748
Deferred tax assets, net	37,774	37,839
Intangible assets, net	21,247	3,719
Goodwill	33,878	—

Total assets	$166,135	$136,684

Liabilities and stockholders’ equity:
Current liabilities:
Accounts payable	$18,941	$15,646
Accrued salaries and benefits	17,056	16,481
Deferred revenue	3,352	3,226
Other accrued expenses	5,940	4,653

Total current liabilities	45,289	40,006

Long-term debt	19,500	—
Other long-term liabilities	2,805	2,901

Total liabilities	67,594	42,907

Stockholders’ equity:
Class A common stock, $0.019 par value—37,500 shares authorized; 9,257 shares issued and 8,340 shares outstanding as of June 30, 2015, and 9,223 shares issued and 8,306 shares outstanding as of December 31, 2014	176	175
Class B common stock, $0.019 par value—12,500 shares authorized; 4,700 shares issued and outstanding as of June 30, 2015 and December 31, 2014	89	89
Additional paid-in capital	75,279	74,406
Treasury stock at cost—917 shares of Class A common stock as of June 30, 2015 and December 31, 2014	(8,331)	(8,331)
Retained earnings	31,328	27,438

Total stockholders’ equity	98,540	93,777

Total liabilities and stockholders’ equity	$166,135	$136,684

NCI, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

(in thousands)

	Six months ended June 30,
	2015	2014
Cash flows from operating activities:
Net income	$5,451	$3,667
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,981	2,899
Share-based compensation	696	2,413
Deferred income taxes	73	43
Changes in operating assets and liabilities: (net of businesses acquired)
Accounts receivable, net	1,254	7,741
Prepaid expenses and other assets	2,682	(77)
Accounts payable	2,386	(3,069)
Accrued expenses and other liabilities	(2,546)	78

Net cash provided by operating activities	13,977	13,695

Cash flows from investing activities:
Purchases of property and equipment	(849)	(243)
Cash paid for acquisition, net of cash acquired	(56,657)	—

Net cash used in investing activities	(57,506)	(243)

Cash flows from financing activities:
Borrowings under credit facility	106,975	42,496
Repayments on credit facility	(87,475)	(43,496)
Proceeds from exercise of stock options	217	191
Repurchase of stock awards	(39)	(69)
Dividends paid	(1,561)	—

Net cash provided by (used in) financing activities	18,117	(878)

Net change in cash and cash equivalents	(25,412)	12,574
Cash and cash equivalents, beginning of period	25,819	50

Cash and cash equivalents, end of period	$407	$12,624

Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest	$414	$180

Income taxes	$2,333	$1,462

Non-cash investing and finance activities during the period for:
Leasehold improvements acquired under tenant improvement funds	—	706

NCI, INC.

EBITDA Reconciliation Table

(UNAUDITED)

(in thousands)

	Three months ended June 30,		Six months ended June 30,
	2015	2014	2015	2014

GAAP operating income	$5,296	$4,102	$9,714	$6,335
Depreciation and amortization	1,892	1,450	3,981	2,899

EBITDA	7,188	5,552	13,695	9,234
EBITDA margin	8.4%	7.1%	8.2%	5.5%

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